Exhibit (a)(1)(ii)

NOTICE OF GUARANTEED DELIVERY

For the Tender of American Depositary Shares
of
AVENTIS
(CUSIP: 053561106; ISIN: US0535611067)
Pursuant to the U.S. Offer to Exchange
by
SANOFI-SYNTHELABO
(Not to be used for Signature Guarantees)

THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON MAY 28, 2004, UNLESS THE U.S. OFFER IS EXTENDED.

       This notice of guaranteed delivery, or a form substantially equivalent to this notice of guaranteed delivery, must be used for acceptance of the Offer described in the prospectus, dated April 9, 2004 (the “prospectus”), in respect of the American depositary shares (“ADSs”) of Aventis, a French société anonyme, if certificates evidencing Aventis ADSs are not immediately available or if the procedure for book-entry transfer cannot be completed on a timely basis, or if the time will not permit all required documents to reach the U.S. ADS exchange agent prior to the expiration of the U.S. offer. This notice of guaranteed delivery may be delivered by hand, transmitted by facsimile transmission or mailed to the U.S. ADS exchange agent and must include a guarantee by an Eligible Institution (as defined below) in the form set out in this notice of guaranteed delivery. If a message is transmitted through The Depository Trust Company pursuant to which the participant agrees to be bound by the terms set forth herein, an agent’s message must be delivered. See “The Offers — Procedures for Tendering Aventis ADSs — Guaranteed Delivery” in the prospectus.

The U.S. ADS Exchange Agent for the U.S. Offer is:

THE BANK OF NEW YORK

By Mail: The Bank of New York Aventis Exchange P.O. Box 859208 Braintree, MA 02185-9208	By Hand: The Bank of New York Reorganization Services 101 Barclay Street Receive and Deliver Window, Street Floor New York, NY 10286	By Overnight Courier: The Bank of New York Aventis Exchange 161 Bay State Road Braintree, MA 02184

Facsimile Transmission:

(Eligible Institutions Only)
(781) 380-3388

      DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. ADS EXCHANGE AGENT.

      THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE ADS LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE ADS LETTER OF TRANSMITTAL.

      THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to Sanofi-Synthelabo, a French société anonyme, upon the terms and subject to the conditions set forth in the prospectus, dated April 9, 2004 (the “prospectus”), and the related ADS letter of transmittal (which, together with any amendments or supplements thereto, collectively constitute the “U.S. offer”), receipt of each of which is hereby acknowledged, the number of American depositary shares (“ADSs”) of Aventis specified below pursuant to the guaranteed delivery procedures described in the prospectus under “The Offers — Procedures for Tendering Aventis ADSs — Guaranteed Delivery”.

Names(s) of Record Holder(s)

Address(es)

Zip Code

(Area Code) Telephone No.

X

X

Signature(s) of Record Holder(s)

Number of Aventis ADSs

Certificate Nos. (if available)

Indicate account number at Book-Entry Transfer Facility if Aventis ADSs will be tendered by book-entry transfer:

Account Number

Dated: ________________________________________________________________________________, 2004

Dated: ________________________________________________________________________________, 2004

MIX AND MATCH ELECTION
(Complete only if you would like to exercise the mix and match election.)

1	Enter the number of Aventis ADSs for which you would like to make a mix and match election. Note: You must also complete Box 2A and/or Box 2B if you make this election. In addition, the number in Box 1 must be less than or equal to the total number of Aventis ADSs tendered.	1
2A	Enter the number of Aventis ADSs for which you would like to make the All Stock Election.	2A
2B	Enter the number of Aventis ADSs for which you would like to make the All Cash Election. Note: The sum of the number in Box 2A and the number in Box 2B must equal the number in Box 1.	2B

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each an “Eligible Institution” and collectively, “Eligible Institutions”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the ADSs tendered by this notice of guaranteed delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed ADS letter of transmittal (or a facsimile thereof) with any required signature guarantee, or an agent’s message (as defined in the prospectus), and any other documents required by the ADS letter of transmittal, within three New York Stock Exchange trading days after the date of execution of this notice of guaranteed delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the ADS letter of transmittal and ADSs to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X

Name of Firm	Authorized Signature

Address	Name (Please Print)

Zip Code	Title

Dated: , 2004

(Area Code) Telephone No.
NOTE: DO NOT SEND CERTIFICATES EVIDENCING AVENTIS ADSs WITH THIS NOTICE. SUCH CERTIFICATES SHOULD BE SENT WITH YOUR ADS LETTER OF TRANSMITTAL.